REVISED SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

THIS SCHEDULE A, effective as of December 21, 2011, is revised Schedule A to that certain Distribution Agreement dated as of July 1, 2010, as amended, between Aston Funds (f/k/a ABN AMRO Funds) and BNY Mellon Distributors Inc. (formerly known as PFPC Distributors, Inc). This Schedule A is revised for the addition of ASTON/Silvercrest Small Cap Fund. This Schedule A shall supersede all previous forms of this Schedule A.

ASTON FUNDS

ASTON/TCH Fixed Income Fund

ASTON/Fairpointe Mid Cap Fund

ASTON/Veredus Aggressive Growth Fund

ASTON/Veredus Select Growth Fund

ASTON/Montag & Caldwell Balanced Fund

ASTON/Montag & Caldwell Growth Fund

ASTON/TAMRO Diversified Equity Fund

ASTON/TAMRO Small Cap Fund

ASTON/Harrison Street Real Estate Fund

ASTON/Cornerstone Large Cap Value Fund

ASTON/River Road Dividend All Cap Value Fund

ASTON/River Road Small Cap Value Fund

ASTON/River Road Select Value Fund

ASTON/Neptune International Fund

ASTON/Montag & Caldwell Mid Cap Growth Fund

ASTON/Barings International Fund

ASTON/Cardinal Mid Cap Value Fund

ASTON Dynamic Allocation Fund

ASTON/M.D. Sass Enhanced Equity Fund

ASTON/Lake Partners LASSO Alternatives Fund

ASTON/Herndon Large Cap Value Fund

ASTON/Crosswind Small Cap Growth Fund

ASTON/River Road Independent Value Fund

ASTON/River Road Long-Short Fund

ASTON/DoubleLine Core Plus Fixed Income Fund

ASTON/Silvercrest Small Cap Fund

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date written below.

BNY MELLON DISTRIBUTORS INC.	ASTON FUNDS

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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